Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-171331-06 of our report dated March 15, 2011 relating to the consolidated financial statements of American Petroleum Tankers Holding LLC and subsidiaries, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Jacksonville, Florida

March 15, 2011